Vocera Announces Second Quarter Revenue of $38.5 million

SAN JOSE, Calif. - July 27, 2017 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $38.5 million for the second quarter of 2017, an increase of 23% compared to revenue of $31.2 million in the second quarter of 2016.

“Vocera’s second quarter results completed a great first half to the year.  This was the fifth quarter in a row in which we achieved revenue growth of over 20%,” said Vocera’s CEO, Brent Lang.  “Our platform, which now includes the Engage software, continues to have significant impact in the market with sizable new customer wins. Overall, demand for our products is rising and our second quarter results reflect a market that is driving hospitals to become more efficient and patient-focused.”

Second quarter of 2017 financial highlights include:

•	Total revenue of $38.5 million, up 23% year-over-year

•	GAAP loss per share of $(0.26); non-GAAP loss per share of $(0.03)

•	GAAP net loss of $(7.4) million; Adjusted EBITDA of $0.1 million

•	Deferred revenue of $56.8 million as of June 30, 2017

•	Cash, cash equivalents and short-term investments of $71.3 million as of June 30, 2017; no debt

Second Quarter 2017 Results
Total revenue for the second quarter of 2017 was $38.5 million, compared to $31.2 million in the second quarter of 2016.

(in thousands)	Three months ended June 30,
	2017	2016	% change
Product revenue
Device	$14,837	$12,031	23.3%
Software	5,821	5,671	2.6
Total product	$20,658	$17,702	16.7%

Service revenue
Maintenance and support	$12,583	$10,573	19.0%
Professional services and training	5,209	2,877	81.1
Total service	17,792	13,450	32.3
Total revenue	$38,450	$31,152	23.4%

GAAP gross margin for the second quarter of 2017 was 56.4%, compared to 61.2% in the second quarter of 2016. Gross margin reflects the added cost of revenues related to the Extension Healthcare acquisition.

	Three months ended June 30,
	2017	2016
Gross margin
Product	67.0%	66.4%
Service	44.0	54.4
Total gross margin	56.4%	61.2%

Non-GAAP gross margin
Product	71.5%	67.1%
Service	48.5	56.3
Total non-GAAP gross margin	60.9%	62.5%

GAAP net loss for the second quarter of 2017 was $(7.4) million, or $(0.26) per share, compared to $(2.7) million, or $(0.10) per share in the second quarter of 2016.

	Three months ended June 30,
(in thousands except per share amounts)	2017	2016
Net loss	$(7,351)	$(2,706)
Net loss per share	$(0.26)	$(0.10)
Non-GAAP net income (loss)	$(895)	$625
Non-GAAP net income (loss) per share	$(0.03)	$0.02
Adjusted EBITDA	$95	$1,026

Deferred revenue at June 30, 2017, was $56.8 million compared to $55.0 million at December 31, 2016. Cash equivalents and short-term investments were $71.3 million at June 30, 2017 and $74.1 million at December 31, 2016. The Company continues to have a strong balance sheet with no debt.

Full Year and Third Quarter 2017 Guidance
For the full-year 2017, the Company expects revenue between $157 million and $162 million and a GAAP loss per share between $(0.74) and $(0.56). The Company expects non-GAAP net income per share to be between $0.08 and $0.22 and non-GAAP Adjusted EBITDA to be between $6.5 million and $10.5 million.

For the third quarter of 2017, the Company expects revenue between $40.0 million and $42.0 million and a GAAP loss per share between $(0.15) and $(0.10). The Company also expects non-GAAP net income per share to be between $0.06 and $0.11 and non-GAAP Adjusted EBITDA to be between $2.8 million and $4.3 million.

(in millions except per share amounts)	Q3’17		FY’17
	Low	High	Low	High
Revenue	$40.0	$42.0	$157.0	$162.0
Loss per share	$(0.15)	$(0.10)	$(0.74)	$(0.56)
Diluted non-GAAP net income per share	$0.06	$0.11	$0.08	$0.22
Adjusted EBITDA	$2.8	$4.3	$6.5	$10.5

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and third quarter and full-year guidance, are included in the financial schedules.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, July 27, 2017, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 877-201-0168, or 647-788-4901 for international callers, and using the access code 36246031.

A webcast replay of the call will be archived at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our ability to continue execute on our business plans and strategies and our expected operating results for the third quarter and full year 2017. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, our ability to achieve anticipated strategic or financial benefits from our acquisitions; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the second quarter of 2017, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP income/(loss) per diluted share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2010, 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration among the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
d) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera continues to offer the leading platform for clinical communication and workflow. More than 1,400 hospitals and health systems around the world, have selected our solutions for care teams to text securely using smartphones or make calls with our hands-free, wearable Vocera Badge. Interoperability between Vocera and more than 120 clinical systems helps reduce alarm fatigue, speed up staff response times, and improve patient care, safety and experience. In addition to healthcare, Vocera is at home in luxury hotels, nuclear facilities, libraries, retail stores and more. Vocera makes a difference in any industry where workers are on the move and need to connect instantly with team members and access resources or information quickly. Learn more at www.vocera.com, and follow @VoceraComm on Twitter.
The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Tara Stultz
Amendola Communications
440.225.9595
tstultz@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue
Product	$20,658	$17,702	$40,691	$31,504
Service	17,792	13,450	34,054	26,425
Total revenue	38,450	31,152	74,745	57,929
Cost of revenue
Product	6,807	5,944	13,216	10,393
Service	9,962	6,134	19,117	11,784
Total cost of revenue	16,769	12,078	32,333	22,177
Gross profit	21,681	19,074	42,412	35,752
Operating expenses
Research and development	7,371	4,428	14,300	8,400
Sales and marketing	15,377	12,747	29,958	24,773
General and administrative	5,984	4,625	11,679	8,961
Total operating expenses	28,732	21,800	55,937	42,134
Loss from operations	(7,051)	(2,726)	(13,525)	(6,382)
Interest income	128	199	233	377
Other income (expense), net	(67)	(137)	42	(151)
Loss before income taxes	(6,990)	(2,664)	(13,250)	(6,156)
Provision for income taxes	(361)	(42)	(741)	(134)
Net loss	$(7,351)	$(2,706)	$(13,991)	$(6,290)

Net loss per share
Basic and diluted	$(0.26)	$(0.10)	$(0.50)	$(0.24)
Weighted average shares used to compute net loss per share
Basic and diluted	28,422	26,624	28,088	26,501

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$31,558	$35,033
Short-term investments	39,715	39,033
Accounts receivable, net of allowance	25,043	24,142
Other receivables	1,152	1,211
Inventories	3,512	4,556
Prepaid expenses and other current assets	4,118	3,364
Total current assets	105,098	107,339
Property and equipment, net	6,499	5,894
Intangible assets, net	15,827	18,200
Goodwill	49,246	49,246
Other long-term assets	1,461	1,394
Total assets	$178,131	$182,073
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,905	$3,231
Accrued payroll and other current liabilities	14,961	15,896
Deferred revenue, current	39,349	43,845
Total current liabilities	57,215	62,972
Deferred revenue, long-term	17,425	11,155
Other long-term liabilities	4,625	4,505
Total liabilities	79,265	78,632
Stockholders' equity	98,866	103,441
Total liabilities and stockholders’ equity	$178,131	$182,073

Vocera Communications, Inc.
Three months ended June 30, 2017

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$20,658	—	—	—	$—	$20,658
Service	17,792	—	—	—	—	17,792
Total revenue	38,450	—	—	—	—	38,450
Cost of revenue
Product	6,807	125	801	—	926	5,881
Service	9,962	723	—	73	796	9,166
Total cost of revenue	16,769	848	801	73	1,722	15,047
Gross profit	$21,681	$848	$801	$73	$1,722	$23,403

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$7,371	$623	$—	$12	$635	$6,736
Sales and marketing	15,377	1,779	384	7	2,170	13,207
General and administrative	5,984	1,653	56	220	1,929	4,055
Total operating expenses	$28,732	$4,055	$440	$239	$4,734	$23,998
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Three months ended June 30, 2016
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2016	expense (a)	(b)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$17,702	—	—	$—	$17,702
Service	13,450	—	—	—	13,450
Total revenue	31,152	—	—	—	31,152
Cost of revenue
Product	5,944	66	59	125	5,819
Service	6,134	258	—	258	5,876
Total cost of revenue	12,078	324	59	383	11,695
Gross profit	19,074	324	59	383	19,457

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2016	expense (a)	(b)	adjustments	2016
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	4,428	304	—	304	4,124
Sales and marketing	12,747	1,278	46	1,324	11,423
General and administrative	4,625	1,239	81	1,320	3,305
Total operating expenses	21,800	2,821	127	2,948	18,852
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.
Six months ended June 30, 2017
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$40,691				$—	$40,691
Service	34,054				—	34,054
Total revenue	74,745	—	—	—	—	74,745
Cost of revenue
Product	13,216	191	1,493		1,684	11,532
Service	19,117	1,177	—	169	1,346	17,771
Total cost of revenue	32,333	1,368	1,493	169	3,030	29,303
Gross profit	$42,412	$(1,368)	$(1,493)	$(169)	$(3,030)	$45,442

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2017	expense (a)	(b)	expense (c)	adjustments	2017
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$14,300	$1,035	$—	$47	$1,082	$13,218
Sales and marketing	29,958	3,044	769	15	3,828	26,130
General and administrative	11,679	3,039	111	491	3,641	8,038
Total operating expenses	$55,937	$7,118	$880	$553	$8,551	$47,386
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2016.

Six months ended June 30, 2016
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2016	expense (a)	(b)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$31,504			$—	$31,504
Service	26,425			—	26,425
Total revenue	57,929	—	—	—	57,929
Cost of revenue
Product	10,393	106	119	225	10,168
Service	11,784	487	—	487	11,297
Total cost of revenue	22,177	593	119	712	21,465
Gross profit	35,752	(593)	(119)	(712)	36,464

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	8,400	530	—	530	7,870
Sales and marketing	24,773	2,288	92	2,380	22,393
General and administrative	8,961	2,280	161	2,441	6,520
Total operating expenses	42,134	5,098	253	5,351	36,783
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.
Non-GAAP Net income (loss) and net income (loss) per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
GAAP net loss	$(7,351)	$(2,706)	$(13,991)	$(6,290)
Add back:
Stock compensation expense	4,903	3,145	8,486	5,691
Acquisition related expenses	312	—	722	—
Interest income	(117)	(185)	(209)	(350)
Depreciation and amortization expense	1,987	730	3,791	1,456
Provision for income taxes	361	42	741	134
Non-GAAP adjusted EBITDA	$95	$1,026	$(460)	$641

GAAP net loss	$(7,351)	$(2,706)	$(13,991)	$(6,290)
Add back:
Stock compensation expense	4,903	3,145	8,486	5,691
Intangible amortization	1,241	186	2,373	372
Acquisition related expenses	312	—	722	—
Non-GAAP net loss	$(895)	$625	$(2,410)	$(227)
Net loss per share
Basic	$(0.03)	$0.02	$(0.09)	$(0.01)
Diluted	$(0.03)	$0.02	$(0.09)	$(0.01)
Weighted average shares used to compute net loss per share
Basic	28,422	26,624	28,088	26,501
Diluted	28,422	28,002	28,088	26,501

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Q3-17		FY-17
	Low	High	Low	High
Revenue	$40.0	$42.0	$157.0	$162.0
GAAP net loss	(4.5)	(3.0)	(21.2)	(16.2)
Stock compensation expense	4.6	4.6	17.5	16.5
Intangible amortization expense	1.2	1.2	4.8	4.8
Acquisition and restructuring expense	0.4	0.4	1.4	1.4
Total adjustments	6.2	6.2	23.7	22.7
Non-GAAP net income	$1.8	$3.3	$2.5	$6.5
Weighted average shares (in thousands)
Basic	29,250	29,250	28,750	28,750
Diluted - GAAP	29,250	29,250	28,750	28,750
Diluted - Non-GAAP	30,250	30,250	30,000	30,000

GAAP net loss per share, basic and diluted	$(0.15)	$(0.10)	$(0.74)	$(0.56)

Non-GAAP net income per share :
Basic	$0.06	$0.11	$0.09	$0.23
Diluted	$0.06	$0.11	$0.08	$0.22

Reconciliation of Non-GAAP net income (loss) to adjusted EBITDA
	Q3-17		FY-17
	Low	High	Low	High
Non-GAAP net income	$1.8	$3.3	$2.5	$6.5
Interest income, net	(0.1)	(0.1)	(0.4)	(0.4)
Depreciation expense	0.7	0.7	2.8	2.8
Provision for income taxes	0.4	0.4	1.6	1.6
Total adjustments	1.0	1.0	4.0	4.0
Adjusted EBITDA	$2.8	$4.3	$6.5	$10.5

* Amounts may not recompute due to rounding.